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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Charter Communications, Inc.:


We consent to the use of our report on the consolidated balance sheets of Marcus Cable Holdings, LLC and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, members' equity partners' capital and cash flows for each of the years in the three-year period ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" in the registration statement, as amended (Amendment No. 1).


                                       /s/ KPMG LLP

Dallas, Texas

September 2, 1999